Exhibit 99.1
Acquicor Technology Inc.
4910 Birch St., Suite 102
Newport Beach, CA 92660
(949) 435-1215

SUPPLEMENT
TO
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
to be held on February 15, 2007

The date of this Supplement is February 8, 2007.

On January 29, 2007, Acquicor Technology Inc. (“Acquicor”) filed a definitive proxy statement (the “Proxy Statement”) relating to the proposed merger of its wholly-owned subsidiary with and into Jazz Semiconductor, Inc. (“Jazz”). Acquicor has set February 15, 2007 as the date for the Special Meeting of Stockholders at which the acquisition of Jazz and certain other proposals will be voted upon. The meeting will be held at 1:00 PM at the offices of Latham & Watkins LLP in Costa Mesa, California. As previously disclosed, the record date for determining Acquicor stockholders entitled to vote at the Special Meeting of Stockholders has been fixed as the close of business on January 16, 2007. This Supplement supplements and amends the Proxy Statement in order to add information regarding an amendment to the Company’s 2006 Equity Incentive Plan.

On February 8, 2007, Acquicor Technology Inc. announced that its Board of Directors has approved an amendment to its 2006 Equity Incentive Plan, to reduce the annual increase in the number of shares subject to the plan from a maximum of 700,000 to 250,000. The impact of this change is to reduce the total number of shares that could potentially be issued under the plan, thereby reducing the potential dilutive impact of the plan on other stockholders. One of the proposals being voted on at the Special Meeting of Stockholders is the approval of 2006 Equity Incentive Plan. Acquicor’s board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of 2006 Equity Incentive Plan as so amended.

A copy of this supplement to the proxy statement was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated February 8, 2007, and filed with the SEC on February 8, 2007. A copy of the amended 2006 Equity Incentive Plan was filed as Exhibit 10.1 to such Form 8-K and is incorporated herein by reference.

About Acquicor

Acquicor (AMEX: AQR) is a company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. Acquicor raised gross proceeds of $172.5 million through its March 2006 initial public offering, and $164.3 million was placed in the trust account pending the completion of a business combination. On September 26, 2006, Acquicor and Jazz announced that they have entered into a merger agreement. The merger is expected to be completed in the first quarter of 2007 subject to a number of closing conditions. For more information, please visit http://www.acquicor.com.

Additional Information and Where to Find It

In connection with the proposed merger with Jazz and the required stockholder approval, Acquicor has filed a definitive proxy statement on Schedule 14A with the SEC that was first mailed to its stockholders on or about February 1, 2007. INVESTORS AND SECURITY HOLDERS OF ACQUICOR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS, AND ANY SUCH OTHER MATERIALS MAY CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain free copies of the definitive proxy statement, as well as other filed materials containing information about the company, at www.sec.gov, the SEC’s website. Investors may also access the definitive proxy statement and such other materials at www.acquicor.com, or obtain copies of such materials by request to the company’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

Acquicor and its officers and directors may be deemed to have participated in the solicitation of proxies from Acquicor’s stockholders in favor of the approval of the proposed merger with Jazz. Information concerning Acquicor’s directors and executive officers is set forth in Acquicor’s publicly filed documents. Stockholders may obtain more detailed information regarding the direct and indirect interests of Acquicor and its directors and executive officers in the proposed merger by reading the definitive proxy statement and other publicly filed documents of Acquicor.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in the company’s initial public offering, and Paul A. Pittman, a consultant to Acquicor and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from Acquicor’s stockholders in favor of the approval of the proposed merger with Jazz. Stockholders may obtain information concerning the direct and indirect interests of such parties in the proposed merger by reading the definitive proxy statement and other publicly filed documents of Acquicor regarding the proposed merger.